MODIFICATION OF AGREEMENT

WHEREAS, OxySure Systems, Inc. ("OxySure") and Scott T. Freeman ("Freeman") (OxySure and Freeman jointly, the "Parties") entered into that certain Employment Agreement ("Agreement") dated September 6, 2006; and

WHEREAS, The Parties have agreed that it is in their best interests to modify the terms of the Agreement.

NOW, WHEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

Exhibit A, Section 2(a) — "Base Salary" shall be amended, and Exhibit A, Section 2(a) shall read as follows:

(2) Salary, Bonus and Benefits
(a) Base Salary: For the period commencing August 31, 2008 through January 15,2009: (a) The monthly base salary shall be zero; (b) OxySure shall pay Freeman's medical insurance benefits; and (c) OxySure shall issue Freeman Stock options totaling 9,167 options per month, at an exercise price of $.50 per share.

All other provisions of the Agreement shall remain unchanged.

Agreed to and accepted:

By:	By:
Mr. Julian T. Ross	Mr. Scott T. Freeman, Executive
For: OxySure Systems, Inc.
Date: August 30,2008	Date: August 30, 2008